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                                                                     EXHIBIT 5.1


                      JORDAAN, HOWARD & PENNINGTON, PLLC
                        ATTORNEYS AND COUNSELORS AT LAW
                        300 Crescent Court, Suite 1670
                              Dallas, Texas 75201

Jeffrey A. Howard                                               (214) 871-6551



                               February 19, 1997



Specialty Teleconstructors, Inc.
12001 Hwy 14 North
Cedar Crest, New Mexico  87008

RE:  Registration Statement on Form SB-2
     SEC File No. 333-21027

Gentlemen:

     We have acted as counsel to Specialty Teleconstructors, Inc., a Nevada corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act of 1933"), of (i) 50,000 units (the "Underwriters' Warrant Units"), each Underwriters' Warrant Unit consisting of two (2) shares of common stock, $.01 par value per share ("Common Stock"), and one (1) Redeemable Common Stock Purchase Warrant ("Warrant"), issuable upon exercise of 50,000 Underwriters' Warrants (the "Underwriters' Warrants") issued to the representatives of the Underwriters in connection with the Company's underwritten initial public offering (the "IPO") of 500,000 Units (the "Public Units"), each Public Unit consisting of two (2) shares of Common Stock and one (1) Warrant, in November, 1994, (ii) 50,000 shares of Common Stock issuable upon exercise of 50,000 Warrants included in the Underwriters' Warrant Units, and (iii) 500,000 shares of Common Stock issuable upon exercise of 500,000 Warrants (the "Warrants Called for Redemption") that were included in Public Units. The Public Units, including the shares of Common Stock and the Warrants Called for Redemption included therein, were registered under the Securities Act of 1933 pursuant to the Company's Registration Statement on Form SB-2, SEC File No. 33-79998-D (as amended, the "Prior Registration Statement"), which was declared effective by the Securities and Exchange Commission (the "Commission") on November 4, 1994. The Warrants included in the Underwriters' Warrant Units and the Warrants Called for Redemption are substantially identical and entitle the holder thereof to purchase one (1) share of Common Stock of the Company at a purchase price of $6.00 per share, subject to certain conditions set forth in that certain Warrant Agreement, dated as of November 4, 1994, by and among the Company, American Stock Transfer & Trust Company ("American Stock Transfer & Trust Company") and Thomas James & Associates, Inc.
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Specialty Teleconstructors, Inc.
12001 Hwy 14 North
Cedar Crest, New Mexico 87008
February 19, 1997
Page 2

     A registration statement on Form SB-2, SEC File No. 333-21027 (the "Registration Statement") was filed with the Commission on February 3, 1997 and Amendment No. 1 to the Registration Statement was filed with the Commission on February 19, 1997. In connection with rendering this opinion we have examined executed copies of the Registration Statement (as amended, the "Registration Statement") and all exhibits thereto. We have also examined and relied upon the original, or copies certified to our satisfaction, of (i) the Prior Registration Statement and all exhibits thereto, (iii) the Articles of Incorporation, as amended, and the Bylaws of the Company, (iii) minutes and records of the corporate proceedings of the Company with respect to the issuance of the Underwriters' Warrants, and the Warrants Called for Redemption and related matters, and (iv) such other agreements and instruments relating to the Company as we deemed necessary or appropriate for the purposes of the opinion expressed herein. In rendering such opinion, we have made such further investigation and inquiries relevant to the transactions contemplated by the Registration Statement as we have deemed necessary to the opinion expressed herein, and have relied, to the extent we deemed reasonable, on certificates and certain other information provided to us by officers of the Company and public officials as to matters of fact of which the maker of such certificate or the person providing such other information had knowledge. Furthermore, in rendering our opinion, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to originals of all copies of all documents and corporate records submitted to us.

     We understand that American Stock Transfer & Trust Company was engaged as of November 4, 1994 to be the transfer agent for the Common Stock and the Warrants. We assume the records of American Stock Transfer & Trust Company are true, accurate and complete, and contain all transactions with respect to the Common Stock and the Warrants since November 4, 1994.

     We are members only of the Bar of the State of Texas and are not experts in, and express no opinion regarding, the laws of any jurisdiction other than the State of Texas, the United States of America, and the General Corporation Law of the State of Nevada.

     Based upon the foregoing we are of the opinion that (i) the Underwriters' Warrant Units, including the shares of Common Stock and the Warrants included therein, to be issued by the Company upon exercise of the Underwriters' Warrants as described in the Registration Statement, (ii) the shares of Common Stock to be issued by the Company upon exercise of the Warrants included in the Underwriters' Warrant Units as described in the Registration Statement and
(iii) the shares of Common Stock to be issued by the Company upon exercise of the Warrants Called for Redemption as described in the Registration Statement, have been duly and validly authorized for issuance and sale and when issued by the Company and paid for as described in the Registration Statement, will be validly issued, fully paid and nonassessable.
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Specialty Teleconstructors, Inc.
12001 Hwy 14 North
Cedar Crest, New Mexico 87008
February 19, 1997
Page 3

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                  Sincerely,

                                  JORDAAN, HOWARD & PENNINGTON, PLLC


                                  By: /s/ Jeffrey A. Howard
                                      __________________________
                                      Jeffrey A. Howard, Manager

JAH/ja